Exhibit 99.1

[SatCon Technology Corporation Letterhead]

SatCon Technology Corporation Retires Existing Convertible Notes;

Enters into Definitive Agreement for $25 Million Equity Financing

BOSTON, Mass., November 9, 2007 — SatCon Technology Corporation (NASDAQ CM: SATC), a developer and supplier of power management and system architecture solutions for the alternative energy, distributed power and hybrid electric vehicle markets, announced today that it has borrowed $10,000,000 under its previously announced note purchase agreement with RockPort Capital Partners and NGP Energy Technology Partners.  Approximately $8.5 million of the proceeds have been used to retire its existing convertible secured notes.

Subsequent to retiring the existing convertible secured notes, the Company entered into a definitive agreement with RockPort and NGP ETP for a new Series C Convertible Preferred Stock equity financing of $25.0 million of preferred stock and warrants, $10 million of which would be used to retire the new short-term debt.  The first $10,000,000 tranche of the equity financing has closed.  The second tranche, which will be subject to stockholder approval, would be for approximately $15 million.

The preferred stock is convertible into common stock at an initial conversion price of $1.04 per share and accrues a 5% annual dividend.  In connection with the first closing, the investors received warrants to purchase approximately 15.3 million shares of common stock at an exercise price of $1.44 per share.  In connection with the second closing, the investors will receive warrants to purchase up to approximately 4.45 million shares at an exercise price of $1.25 per share.  All of the warrants have a seven year term.  Upon receipt of stockholder approval, the warrants issued in connection with the first closing will be repriced to be exercisable at $1.25 per share.

After retiring the newly issued short-term notes, the Company will use the remaining net proceeds of the equity financing to accelerate its growth in the alternative energy market, and support ongoing research and development activities.

David Prend, Managing General Partner at RockPort Capital Partners, and Philip Deutch, Managing Partner of NGP Energy Technology Partners, have been appointed to the board of directors of SatCon Technology Corporation.

David Eisenhaure, current President and Chief Executive Officer of SatCon Technology Corporation, said, “This event represents a turning point in SatCon’s history.  With the backing of our new preferred stockholders I have confidence that we now have the tools to exploit the rapidly growing alternative energy marketplace.”

The second tranche of the equity financing will be subject to customary closing conditions as well as receipt of stockholder approval.  SatCon intends to hold a special stockholder meeting on December 20, 2007 for the vote on the second tranche of the equity transaction.

Ardour Capital Investments, LLC advised SatCon with respect to the financial aspects of the combined financing.  Wilson Sonsini Goodrich & Rosati, P.C. represented the investors and Greenberg Traurig, LLP represented SatCon Technology Corporation.

Additional Information About the Second Tranche of the Equity Transaction and Where to Find It:

This press release is not a proxy statement with respect to the second tranche of the equity transaction.  SatCon will file a proxy statement with respect to the second tranche of the equity transaction and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SECOND TRANCHE OF THE EQUITY TRANSACTION AND RELATED MATTERS, WHEN IT BECOMES AVAILABLE.  The proxy statement and other documents which are filed by SatCon with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by SatCon to SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, Attention: Investor Relations.

SatCon, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the second tranche of the equity transaction. Information about the directors and executive officers of SatCon and their respective interests in the second tranche of the equity transaction will be set forth in the proxy statement that SatCon will file with the SEC in connection with the second tranche of the equity transaction.  Additional information regarding SatCon’s directors and executive officers is also included in SatCon’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007.  Such proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from SatCon by contacting it as described above.

Safe Harbor Statement

Statements made in this document that are not historical facts or which apply prospectively constitute forward-looking statements. These forward-looking statements may be identified by words such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions and include, but are not limited to, SatCon’s ability to consummate the second tranche of the equity financing, the ability of the financings to help SatCon achieve stability and success, the ability of SatCon to meet the power demands in the alternative energy and distributed generation markets, the ability of SatCon to execute on its strategic plan and the ability of SatCon to use the proceeds to accelerate growth and for research and development.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from SatCon’s expectations, including risks that the conditions to closing of the second tranche of the equity financing may not be satisfied, risks that the holders of outstanding warrants may seek to put such warrants to the Company as a result of the equity financing, and risks that the Company’s stockholders do not approve the second tranche of the equity financing. Additional information concerning risk factors is contained from time to time in SatCon’s SEC filings (copies of which may be obtained at the SEC’s website at: http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. SatCon disclaims any obligation to publicly update or revise any such statements to reflect any change in SatCon expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of electronics and generators/motors for the Renewable Energy, Hybrid-Electric Vehicle, Grid Support, High Reliability Electronics and Advanced Power Technology markets. For further information, please visit the SatCon website at www.satcon.com.

About RockPort Capital Partners

RockPort Capital Partners (www.rockportcap.com) is a venture capital firm with offices in Boston, MA and Menlo Park, CA.  It invests in both early and later stage companies in the energy and power, process and prevention, and advanced materials sectors.  RockPort has deep business and industry expertise gained from its partners’ extensive backgrounds in management, finance, operations and technical positions.  Its funds comprise the largest pool of capital under management in the new investment sector known as CleanTech.  RockPort has a proven record of working alongside entrepreneurial management teams to create value, foster rapid growth, gain access to key decision-makers in their industries, and deliver outstanding returns to investors.

About NGP Energy Technology Partners

NGP Energy Technology Partners, L.P. (www.ngpetp.com) is a Washington, D.C.-based $148 million private equity fund investing growth capital in companies providing technology-related products and services to the oil and gas, power and alternative energy sectors. The fund is managed by investment professionals with extensive experience investing in virtually all types of energy technologies and a strong track record of helping companies grow, create value, and establish strategic partnerships. NGP Energy Technology Partners is an affiliate of NGP Energy Capital Management, a leading investment firm with over $7 billion of cumulative capital under management which serves all sectors of the energy industry.

Contacts:

SatCon Technology Corporation

Dan Gladkowski

(617) 897-2411

Dan.Gladkowski@satcon.com

For RockPort Capital Partners

David Prend

(617) 912-1420

dprend@rockportcap.com

For NGP Energy Technology Partners

Philip Deutch

(202) 536-3930

pdeutch@ngpetp.com